April 26, 2000


TO:  Members of the Financial Community

SUBJECTS:         Global Asset Development EBIT by segment

Many of you have inquired about the 1999 quarterly EBIT numbers for North American Wholesale Energy and International Energy. During 1999 these segments were reported together as Global Asset Development. Starting with the first quarter of 2000 we now are reporting these segments separately. In order to help you with your analysis, the following is a breakout by quarter for 1999.

                            North American       International
  ($ in millions)          Wholesale Energy         Energy        Total
                           ----------------         ------        -----
First Quarter 1999              $  27              $  (1)         $  26
Second Quarter 1999             $  14              $   6          $  20
Third Quarter 1999              $  90              $  19          $ 109
Fourth Quarter 1999             $   8              $  18          $  26
Year Ended 12/31/99             $ 139              $  42          $ 181

First Quarter 2000              $  56              $ 102          $ 158


If you have questions about this or other matters please give me a call at (704) 382-8695 or call John Arensdorf at (704) 382-5087.


Sue Becht
Vice President, Investor Relations

SAB/mep